Letter of Transmittal

Regarding Shares in PGIM Private Credit Fund

Tendered Pursuant to the Offer to Purchase Dated June 27, 2025

Complete this Letter of Transmittal and follow the Transmittal Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to PGIM Private Credit Fund, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and organized as a Delaware statutory trust (the “Fund”), the shares of beneficial interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated June 27, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the shares of beneficial interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the shares of beneficial interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the shares of beneficial interest in the Fund or portions thereof tendered hereby.

Under certain circumstances, a non-transferable, non-interest bearing promissory note for the purchase price may be issued to the undersigned if the Fund accepts for purchase the shares tendered hereby. If applicable, the undersigned acknowledges that Prudential Mutual Fund Services LLC, the Fund's transfer agent, will hold the promissory note on behalf of the undersigned.

The cash payment(s) of the purchase price for the shares of beneficial interest in the Fund or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

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PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PLEASE MAIL TO THE FUND’S TRANSFER AGENT AT:

Regular Mail
PGIM Investments	FOR ADDITIONAL INFORMATION CALL: (844)
PO Box 219929	753-6354
Kansas City, MO 64121-9929
Overnight Mail
PGIM Investments
801 Pennsylvania Ave., Suite 219929
Kansas City, MO 64105-1307

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PART 1 – NAME (AS IT APPEARS ON YOUR PGIM PRIVATE CREDIT FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐Full Repurchase

☐ Partial Repurchase* of	Class I Shares (please only provide a number of Shares, not a dollar amount)
☐ Partial Repurchase* of	Class D Shares (please only provide a number of Shares, not a dollar amount)

☐ Partial Repurchase* of	Class S Shares (please only provide a number of Shares, not a dollar amount)

*If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance.

PGIM PRIVATE CREDIT FUND ACCOUNT #:__________________________

(Should be the same as above)

PART 3 – PAYMENT

Payments will be made to the shareholder’s account in accordance with the standard procedures of such shareholder’s intermediary, when applicable, or to the shareholder’s existing payment instruction on file. Contact your financial intermediary or account manager if you have any questions.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Purchase and all capitalized terms used herein have the

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meaning as defined in the Fund’s Prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Letter of Transmittal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Letter of Transmittal.

Beneficial Owner Signature:

Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity

Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity

Signature – Beneficial Owner

Date

Signature – Beneficial Owner

Date

Registered Holder Signature (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Fund’s transfer agent):

Signature – Registered Holder

Print Name of Registered Holder

Title of Signatory

Date

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